UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Zynerba Pharmaceuticals, Inc.

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Zynerba Pharmaceuticals Announces Partial Adjournment of Annual Meeting

Meeting adjourned with respect to Proposal 2, Reverse Stock Split; Company encourages additional stockholders of record to vote before reconvened meeting on June 28, 2023

All other proposals approved

DEVON, Pa., June 13, 2023 – Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE) (the “Company”), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders, today announced that it has adjourned its 2023 Annual Meeting of Stockholders (“Annual Meeting”) solely with respect to Proposal 2 set forth in its Definitive Proxy Statement (“Proxy Statement”) filed with the Securities and Exchange Commission on April 21, 2023. All other proposals on the Proxy Statement were approved by stockholders during the Annual Meeting held earlier today.

Proposal 2 is a proposal to amend the Sixth Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s outstanding shares of common stock by a ratio of any whole number between 1-for-2 and 1-for-50, at any time prior to November 1, 2023, the implementation and timing of which shall be subject to the discretion of the Board of Directors of the Company. The Company has adjourned the Annual Meeting with respect to Proposal 2 to provide its stockholders additional time to vote on the proposal. Proposal 2 requires that a majority of the outstanding shares entitled to vote must vote “For” the proposal in order to pass. Based on the preliminary vote totals, 45.02% of the outstanding shares entitled to vote have voted For Proposal 2.

The Annual Meeting will resume with respect to Proposal 2 at 9:00 AM EDT on June 28, 2023. The reconvened Annual Meeting will also be a “virtual” meeting of stockholders. The record date for the Annual Meeting continues to be April 17, 2023. A stockholder may use one of the following simple methods to vote:

•	Vote by Internet at www.voteproxy.com until 11:59 PM EDT on June 27, 2023 using the control number appearing on the proxy card.

•	Vote by telephone by calling the toll-free telephone number 1-800-776-9437 until 11:59 PM EDT on June 27, 2023 using their control number appearing on the proxy card.

•	Vote by mail by marking, dating and signing the proxy card, and returning it in the postage-paid envelope provided to American Stock Transfer & Trust Company, LLC.

•	Vote at the virtual Annual Meeting by joining the meeting at https://web.lumiagm.com/236626312 (password: zyne2023) using the control number included on the proxy card.

Proxies previously submitted with respect to Proposal 2 will be voted at the reconvened Annual Meeting unless properly revoked; stockholders who have previously submitted their proxy or otherwise voted with respect to Proposal 2 and who do not want to change their vote need not take any action.

Details of the reverse stock split are included in the Company’s Proxy Statement for the Annual Meeting. The primary objective of implementing a reverse split is to satisfy the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Company’s Board believes that effecting the reverse split would increase the price of our common stock which would, among other things, help the Company to:

•	Meet certain continued listing requirements of the Nasdaq Capital Market;

•	Appeal to a broader range of investors to generate interest in the Company; and

•	Improve perception of the Company’s common stock as an investment security.

If stockholders have any questions or need assistance with processing their vote, please contact the Company’s proxy solicitor, MacKenzie Partners, Inc. (email: proxy@mackenziepartners.com, or toll free: 1-800-322-2885).

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for orphan neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome and 22q11.2 deletion syndrome. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. These and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Zynerba Contacts

Peter Vozzo

ICR Westwicke

Office: 443.213.0505

Cell: 443.377.4767

Peter.Vozzo@Westwicke.com